EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 2, 2004, relating to the financial statements of New Frontier Energy, Inc. as of February 28, 2003 and the reference to our firm as experts in the Registration Statement.


/s/ Stark Winter Schenkein & Co., LLP
-------------------------------------
Certified Public Accountants


April 9, 2004
Denver, Colorado